Exhibit 3.66

CODE OF REGULATIONS

OF

REM-CONSULTING OF OHIO, INC.

ARTICLE I

Offices

Section 1.  Principal Executive Office. The principal office of the corporation shall be in the City of Cleveland, County of Cuyahoga, Ohio.

Section 2. Registered Office. The location and address of the registered office of the corporation is 815 Superior Avenue, N.E., Cleveland, Ohio. The registered office need not be identical with the principal office of the corporation and may be changed from time to time by the Board of Directors.

Section 3. Other Offices. The corporation may have other offices at such places within and without the State of Ohio as the Board Of Directors may from time to time determine.

ARTICLE II

Meetings of Shareholders

Section 1. Place of Meeting. All meetings of the shareholders of this corporation shall be held at 6921 York Avenue South, Edina, Minnesota, unless some other place for any such meeting within or without the State of Ohio be designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held at 6921 York Avenue South, Edina, Minnesota.

Section 2. Annual Meetings. Annual meetings of the shareholders of this corporation shall be held on an annual basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At annual meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. When the annual meeting is not held or directors are not elected thereat, they may be elected at a special meeting called for that purpose. At the annual meeting of shareholders, the corporation shall present to the shareholders such statements regarding the financial condition of the corporation as may be required by law or approved by the Board of Directors.

Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the Chairman of the Board, the President, or by the Vice President in the absence of the President, by the Secretary, by the Board of Directors by action at a meeting, or by a majority of the directors acting without a meeting. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than twenty-five percent (25%) of the voting shares of the corporation by delivering to the President or Secretary a written demand for a special meeting, which demand shall contain the purposes of the meeting. Upon request in writing delivered either in person or by registered mail to the President or Secretary by any persons entitled to call a meeting of shareholders, such officer shall forthwith cause to be given to the shareholders entitled thereto notice of a meeting to be held on a date not less than seven (7) nor more than sixty (60) days after the receipt of such request, as such officer may fix. If such notice is not given within fifteen (15) days after the delivery or mailing of such request, the persons calling the meeting may fix the time of meeting and give notice thereof as provided in Section 4 below, or cause such notice to be given by any designated representative. Within seven (7) days after the receipt of a written demand for a special meeting of shareholders by the President or Secretary, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than sixty (60) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

Section 4. Notice of Meetings. Except where a meeting of shareholders is an adjourned meeting and the date, time, place and purposes of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, place and purposes thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, shall be given to each shareholder of record entitled to vote at such meeting not less than seven (7) nor more than sixty (60) days prior to the date of such meeting, by or at the direction of the President or the Secretary.

Notices of meeting shall be given to each shareholder entitled thereto by mailing a copy thereof to such shareholder at an address he has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice to any shareholder which is a corporation shall be given by delivering or mailing a copy thereof to the registered office of such shareholder. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed.

Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting, in writing, which writing shall be filed with or entered upon the records of the meeting. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects prior to or at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

Section 5. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall comport with applicable law, shall be a date not earlier than the date on which the record date is fixed, and shall in no event be more than sixty (60) days prior to any such intended action or meeting.

Section 6. Quorum. The holders of a majority of the voting power of the outstanding shares of the corporation, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. Representation of the holders of any outstanding shares of the corporation entitled to vote shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented, which might have been transacted at the adjourned meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

Section 7. Voting and Proxies. At each meeting of the shareholders every shareholder shall be entitled to one vote in person or by proxy for each share of capital stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing (which shall include a telegram or cablegram appearing to have been transmitted by the shareholder appointing such proxy, or a photographic, photostatic, or equivalent reproduction of a writing appointing a proxy), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. Every appointment of a proxy shall be revocable unless such appointment is coupled with an interest or as otherwise provided by law. A revocable appointment of a proxy is not revoked by the death or incompetence of the maker unless notice in writing of such death or incompetency is received from the executor or administrator of the estate of the maker or from the fiduciary having control of the shares with respect to which the proxy was appointed, by the corporation before the vote is taken or the authority granted is otherwise exercised. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The vote of the holders of the majority of the shares having voting power present in person or represented by proxy shall decide any question brought before any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws.

Section 8. Action Without Meeting by Shareholders. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose. Such written action shall be effective when signed by all of the shareholders who would be entitled to such notice or at such different effective time as is provided in the written action.

ARTICLE III

Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these Regulations.

Section 2. Number, Tenure, and Qualification. The number of directors which shall constitute the whole Board of Directors shall be three, provided that where all shares of the corporation are owned of record by one or two shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing, the number of directors which shall constitute the whole Board of Directors may be fixed or changed from time to time at a meeting of the shareholders called for the purpose of electing directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares which are represented at the meeting and entitled to vote on the proposal, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 7 of this Article. Each director shall be elected at a regular meeting of shareholders, except as provided in Sections 6 and 7 of this Article, and shall hold office until the next regular meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation, or removal from office. Directors shall be natural persons but need not be shareholders. Provisional directors may be appointed if necessary as provided by applicable law.

Section 3. Meetings. Meetings of the Board of Directors shall be held immediately after, and at the same place as, annual meetings of shareholders. Other meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the Chairman of the Board, the President, any Vice President, or by any two directors, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Ohio, and shall cause notice of meeting to be given.

Section 4. Notice of Meetings. Except where a meeting of directors is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, two (2) days’ notice of meetings of the Board of Directors, stating the date, place, and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at 6921 York Avenue South, Edina, Minnesota. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these Regulations for giving notice to shareholders of meetings of shareholders.

Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, in writing, which writing shall be filed with or entered upon the records of the meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects prior to or at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

Section 5. Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until quorum is present.

The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these Regulations.

Section 6. Vacancies and Newly Created Directorships. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors or any vacancy may be filled by a majority vote of the directors serving at the time of such increase. Any newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason of his death, resignation, or removal from office, any director so elected shall hold office until the next regular meeting of shareholders and until his successor is duly elected and qualified.

Section 7. Removal of Directors. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose as provided in these Regulations, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors, except that, unless all the directors are removed, no individual director shall be removed if the votes of a sufficient number of shares are cast against his removal that, if cumulatively voted at an election of all the directors, would be sufficient to elect at least one director. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article.

Section 8. Action in Writing. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be.

Section 9. Meeting by Means of Electronic Communication. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

Officers

Section 1. Number and Qualification. The officers of the corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors may also appoint a Chairman of the Board, one or more Vice Presidents or such other officers and assistant officers as it may deem necessary. Except as provided in these Regulations, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may, but need not, be directors of the corporation, except the Chairman of the Board, who shall be a director. Any number of offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or by the Articles of Incorporation or these Regulations to be executed, acknowledged or verified by two or more officers.

Section 2. Term of Office. An officer shall hold office until his successor shall have been duly elected, unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

Section 3. Removal and Vacancies. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.

Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shareholders when present, and shall have the general powers and duties usually vested in a Chairman.

Section 5. President. The President shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the Board of Directors when the Chairman of the Board is absent, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have the general powers and duties usually vested in the office of the President and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

Section 6. Vice Presidents. The Vice President, if any, or Vice Presidents in case there be more than one, shall have such powers and perform such duties as the President or the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

Section 7. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. He shall keep the stock books of the corporation, and, when so directed by the Board of Directors, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors. He shall also perform such other duties and have such other powers as the Chairman, the President or the Board of Directors may from time to time prescribe.

Section 8. Treasurer. The Treasurer shall be the chief financial officer of the corporation. He shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the President or the Board of Directors. He shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the Chairman, the President or the Board of Directors may from time to time prescribe.

Section 9. Other Officers. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the President or the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

ARTICLE V

Certificates and Ownership of Shares

Section 1. Certificates. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Ohio, (c) the name of the person to whom it is issued, (d) the number and class of shares, and the designation of the series, if any, that the certificate represents, and (e) on the face or back of the certificate: (1) the express terms, if any, of the shares represented by the certificate and of the other class or classes and series of shares, if any, which the corporation is authorized to issue; or (2) a summary of such express terms; or (3) that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefore; or (4) that a copy of such express terms is attached to and by reference made a part of such certificate and that the corporation will mail to the shareholder a copy of such express terms without charge within five days after receipt of written request therefore if the copy has become detached from the certificate. All restrictions on the right to transfer shares must be set forth on the face or back of the certificate. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the Chairman of the Board or the President or a Vice President and by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. If a certificate is countersigned (1) by a transfer agent or an assistant transfer agent or (2) by an incorporated transfer agent or registrar, the signature of any of such officers may be a facsimile, engraved, stamped, or printed. If a person signs or has a facsimile signature placed upon a certificate while an officer of the corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is delivered, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefore upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

Section 3. Ownership. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

ARTICLE VI

Contracts, Loans, Checks, and Deposits

Section 1. Contracts. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

Section 2. Loans. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

Section 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.

ARTICLE VII

Miscellaneous

Section 1. Dividends. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

Section 2. Reserves. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation, and the directors may modify or abolish any such reserve.

Section 3. Fiscal Year. The fiscal year of the corporation shall be such twelve-month period as may be set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.

Section 4. Amendments. Except as limited by the Articles of Incorporation, these Regulations may be altered or amended by the shareholders at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two-thirds of the voting power on such proposal.

*                                         *                                         *                                         *                                         *

The undersigned, Secretary of REM-Consulting of Ohio, Inc., an Ohio corporation, does hereby certify that the foregoing Regulations are the Regulations adopted for the corporation by its shareholders at a meeting held on the 12th day of February, 1988.

/s/ Craig R. Miller
Secretary